HANOVER BANCORP, INC.

33 Carlisle Street
Hanover, Pennsylvania  17331


                                           March 21, 1997

To Our Shareholders:

On behalf of the Board of Directors and Management, I cordially invite you to attend the 1997 Annual Meeting of Shareholders of Hanover Bancorp, Inc. to be held at the Hanover Country Club, Lincolnway East, R.D. 1, Abbottstown, Pennsylvania, on Tuesday, April 22, 1997 at 9:30 a.m., prevailing time. Notice of the Annual Meeting, a Proxy Statement, a Proxy, an Annual Meeting Reservation Form and the 1996 Annual Report of Hanover Bancorp, Inc. are enclosed herewith. We hope you will take the opportunity to carefully review these materials.

At the Annual Meeting of Shareholders, you will be asked to elect four
(4) directors to hold office for a three-year term and to transact such other business that may properly come before the meeting. There will also be a report to the shareholders as to the affairs of the Corporation and its banking subsidiary, and during the meeting a discussion period will take place at which time shareholders will have an opportunity to bring up matters of interest concerning the Corporation and its banking subsidiary.

We strongly encourage you to vote your shares whether or not you plan to attend the meeting. It is very important that you mark, sign, date and return the enclosed Proxy card promptly. If you plan to attend the meeting, please return the Reservation Form along with your Proxy. A postage paid business reply envelope is provided herein for your convenience. If you do attend the meeting and wish to vote in person, you must give written notice thereof to the Secretary of the Corporation so that your Proxy will be superseded by any ballot that you submit at the meeting.

                                           Very truly yours,

                                       /s/ Terrence L. Hormel

                                           Terrence L. Hormel
                                           Chairman of the Board

HANOVER BANCORP, INC.
33 Carlisle Street
Hanover, Pennsylvania  17331


NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 22, 1997


TO THE SHAREHOLDERS OF HANOVER BANCORP, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of HANOVER BANCORP, INC. (the "Corporation") will be held at the Hanover Country Club, Lincolnway East, R.D. 1, Abbottstown, Pennsylvania 17301, on Tuesday, April 22, 1997, at 9:30 a.m., prevailing time, for the following purposes:

         (1) to elect four (4) persons to the Board of Directors of the Corporation to hold office for a three-year term and until their successors are duly elected and qualified;

         (2) to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The Board of Directors has established the close of business on February 28, 1997, as the record date for the determination of those shareholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

         A copy of the Corporation's Annual Report and Form 10-K for the fiscal year ended December 31, 1996, is being mailed with this Notice. Copies of the Corporation's Annual Report and Form 10-K for the 1995 fiscal year may be obtained at no cost by contacting Gerald M. Warner, Secretary, 33 Carlisle Street, Hanover, Pennsylvania 17331, telephone
(717) 637-2201.

         IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD. PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE, IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND GIVE WRITTEN NOTICE TO THE SECRETARY OF THE CORPORATION.

                                    By Order of the Board of Directors

                                /s/ Gerald M. Warner

                                    Gerald M. Warner
                                    Secretary
March 21, 1997


YOUR ATTENTION IS DIRECTED TO THE PROXY STATEMENT ACCOMPANYING THIS NOTICE OF MEETING OF SHAREHOLDERS.

HANOVER BANCORP, INC.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 1997


Date, Time and Place of Annual Meeting

         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of HANOVER BANCORP, INC. (the "Corporation" or "Company") of Proxies to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 22, 1997, at 9:30 a.m., prevailing time, at the Hanover Country Club, Lincolnway East, R.D. 1, Abbottstown, Pennsylvania 17301, and at any adjournment or postponement of the Annual Meeting. This Proxy Statement and the enclosed form of Proxy (the "Proxy") are first being sent to shareholders of the Corporation on or about March 21, 1997, to shareholders of record of the Corporation as of February 28, 1997. HANOVER BANCORP, INC. is a Pennsylvania business corporation. The principal executive office of the Corporation is in the Administration Center located at 33 Carlisle Street, Hanover, Pennsylvania 17331. The telephone number for the Corporation is (717) 637-2201. All inquiries should be directed to the Secretary, Hanover Bancorp, Inc. at the above address. Bank of Hanover and Trust Company (the "Bank") is the wholly-owned subsidiary of the Corporation.


Solicitation and Voting of Proxies

         Shares of common stock of the Corporation may be voted by
shareholders in person or by proxy.   Holders of common stock are
entitled to one vote per share and do not have cumulative voting rights in the election of directors.

         If the proxy enclosed herewith (the "Proxy") is properly executed and returned, the shares represented by it will be voted in accordance with the directions thereon; or if no directions are indicated, the Proxy will be voted "FOR" the election to the Board of Directors of the four
(4) nominees listed in this Proxy Statement. If any other matters should be presented at the Annual Meeting on which a vote may properly be taken, it is intended that the shares represented by Proxies at such meeting will be voted with respect thereto in accordance with the sole discretion of the proxyholders.

         Proxies are being solicited by and on behalf of the Board of Directors of the Corporation (the "Board"). All expenses of this solicitation, including the cost of preparing, assembling, printing, mailing and soliciting Proxies, and any additional material which the Corporation may furnish shareholders in connection with the Annual Meeting will be borne by the Corporation. Directors, officers and employees of the Corporation or the Bank may, with no additional compensation, use telephone and other means of communication to request the holders of common stock to return their Proxies. The Corporation will not pay any compensation for the solicitation of Proxies, but may reimburse to nominees, fiduciaries and other custodians their reasonable expenses in sending Proxy materials to their principals and obtaining their instructions.

Revocability of Proxy

         If the enclosed Proxy is executed and returned, it nevertheless may be revoked at any time prior to its exercise, only (1) by giving written notice of revocation to Gerald M. Warner, Secretary, Hanover Bancorp, Inc., 33 Carlisle Street, Hanover, Pennsylvania 17331, (2) by executing a later-dated Proxy and giving written notice thereof to the Secretary of the Corporation, or (3) by voting in person after giving written notice to the Secretary of the Corporation.


Voting Securities and Record Date

         The close of business on February 28, 1997, has been fixed as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The Corporation currently is authorized to issue 6,750,000 shares of Common Stock, par value $1.11 per share (the "Common Stock") and 2,000,000 shares of Preferred Stock, par value $2.50 per share (the "Preferred Stock"). At the close of business on February 28, 1997, the Corporation had outstanding 2,969,099 shares of Common
Stock and no shares of Preferred Stock. Common Stock is entitled to one vote.


Quorum and Required Vote

         Pursuant to Article III, Section 6 of the By-laws of the Corporation, the presence, in person or by Proxy, of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business at the Annual Meeting. Under Pennsylvania law and the Corporation's By-laws, the presence of a quorum is required for each matter to be acted upon at the Annual Meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum for the particular matter. Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority. Shareholders will not be entitled to cumulate their votes in the election of directors.

The four (4) nominees receiving the highest number of votes will be elected.


Principal Owners of the Corporation's Shares

         As of February 28, 1997, no shareholder of record is known by the Board to be the beneficial owner of more than five percent of the Corporation's outstanding Common Stock.

Ownership of Securities by the Corporation's
Directors, Nominees and Principal Officers

         The following table sets forth information as of February 28,
1997, regarding the amount and nature of ownership of Common Stock of the
Corporation by each director, each nominee and by all of the directors, nominees and principal officers of the Corporation as a group.  Each such individual has sole voting and investment power with respect to the shares listed except as otherwise indicated in the footnotes to the table.
                                                           Amount and Nature of
        Name of Individual                                      Beneficial                                   Percent
       or Identity of Group                                Ownership(1)(2)(3)(4)                           of Class(2)
Thomas M. Bross, Jr.                                                 120,522                                     4.06%
Michael D. Bross                                                       6,694    (5)                               .23%
S. Forry Eisenhart, Jr.                                                2,702                                      .09%
Bertram F. Elsner                                                      5,589    (6)                               .19%
J. Daniel Frock                                                       16,819    (7)                               .57%
John S. Hollinger, Jr.                                                 8,198                                      .28%
Terrence L. Hormel                                                    16,415    (8)                               .55%
Earl F. Noel, Jr.                                                      7,017    (9)                               .24%
Vincent P. Pisula, MD                                                 52,531   (10)                              1.77%
J. Bradley Scovill                                                     5,698   (11)                               .19%
Charles W. Test                                                       11,389   (12)                               .38%

All directors and principal officers
of the Corporation as a group (16 persons)                           256,277                                     8.63%

(1) No Common Stock owned by the individuals included in the table is held in fiduciary accounts under control of the Bank's Trust Department.

(2) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after February 28, 1997.

(3)      Information furnished by the directors and the Corporation.

(4) In all cases, shared voting power results from joint ownership with the referenced persons.

(5) Includes 3,765 shares of which Mr. Bross shares voting power with his wife, Nancy J. Bross.

(6) Includes 330 shares of which Mr. Elsner shares voting power with his wife, Joyce C. Elsner.

(7) Includes 15,862 shares of which Mr. Frock shares voting power with his wife, Joanne K. Frock.

(8)      Includes 2,697 shares held by Mr. Hormel's wife, Monna B.
         Hormel.

(9) Includes 6,496 shares of which Mr. Noel shares voting power with his wife, Charmian E. Noel.

(10)     Includes 22,502 shares held by Dr. Pisula's wife, Amy R. Pisula.

(11) Includes 1,833 shares of which Mr. Scovill shares voting power with his wife, Joanne M. Scovill.

(12)     Includes 265 shares held by Mr. Test's wife, Ingsborg G.
         Test.

Election of Directors
         The By-laws of the Corporation provide that the Corporation's business shall be managed by its Board. Article III, Section 1 of the By-laws provides that the number of directors shall not be less than five nor more than twenty-five and that the members of the Board shall hold office for three years or until their successors are duly elected and qualified. The shareholders shall, at each meeting, determine how many directors shall be elected at that meeting to serve during the ensuing year. The Board may, within the limitations described above, increase the number of directors by not more than two in any one year, provided that they serve for a term to expire at a time designated by the Board. Every director shall be a shareholder of the Corporation and he shall own, in his own right, as tenant by the entirety with his spouse, or beneficially, one hundred shares of the common stock of the Corporation. No person, except those who were serving as directors as of June 2, 1982, shall be eligible for election after he or she shall have the age of 70. Pursuant to Article III, Section 3 of the By-laws, vacancies on the Board may be filled by the remaining members of the Board, though less than a quorum, and any director or directors so elected shall hold office for the unexpired term of the director or directors who he, she or they replace, and until, his, her or their successor or successors are elected by the shareholders and qualify.

         On the date of the Annual Meeting, the Board will consist of eleven members. Four (4) nominees are to be elected to hold office for a three-year term and until their successors are duly elected and qualified. The names of the nominees for election and the names of the other directors whose terms continue following the Annual Meeting are shown below. Following the Annual Meeting, the Board will consist of eleven members. It is the intention of persons designated in the Proxy to vote "FOR" the nominees listed. If any nominee or nominees should become unavailable for election (which is not expected), the Proxies will vote "FOR" such other individuals as the Board may recommend. All business experience shown for each director is for a period of at least five years.

         Management and the Board recommend the four (4) nominees for election to the Board and intend to vote their shares "FOR" the nominees.



Nominees For Director Whose Term Expires in 2000
And Current Directors Whose Term Expires in 1997

         TERRENCE L. HORMEL, age 48, is President of KeyMan Distribution Resources, a contract logistical services company; Secretary/Treasurer of Keystone Distribution Center, a public warehousing and distribution company; and Treasurer of Midlantic Transfer, Ltd. He is also Managing Partner of Penntown Properties and Partner of Hormel Associates which are commercial real estate development and management companies. All of these companies are located in Hanover, Pennsylvania. He is the Treasurer of Hanover Hospital and Hanover Healthcorp, Inc. and is Chairman of the York County Industrial Development Corporation. Mr. Hormel is Chairman of the Board of Directors of the Corporation and the Bank. Mr. Hormel has served as a Director of the Bank since 1981 and of the Corporation since August 1983. He is Chairman of the Bank's Executive Committee and Strategic Planning Committee. He is serving or has served on the Bank's Loan Committee during the past year. He is an ex officio member of all committees of the Bank's Board of Directors.

         VINCENT P. PISULA, M.D., age 73, is a surgeon who has practiced general surgery in the Hanover area since 1959. He has business experience in farming, land sales and development. Dr. Pisula has served as a Director of the Bank since 1969 and of the Corporation since August 1983. He is a member of the Bank's Audit and Compliance Committee, Finance Committee, and Strategic Planning Committee. He is serving or has served on the Bank's Loan Committee during the past year.

         CHARLES W. TEST, age 70, is Chairman of the Board of C.W. Test Builder, Inc., general contractors, since 1958 and owner of C.W. Test Orchards, land development. Mr. Test has served as a Director of the Bank since 1973 and of the Corporation since August 1983. He is a member of the Bank's Trust Committee and Building Committee. He is serving or has served on the Bank's Loan Committee during the past year.

         S. FORRY EISENHART, JR., age 47, is President and Chief Executive Officer of Eisenhart Wallcoverings Company and Eisenhart Corp., a wallcovering manufacturer headquartered in Hanover, Pennsylvania. Mr. Eisenhart was named as a Director of the Bank and the Corporation in August 1993. He is Chairman of the Bank's Trust Committee, and a member of the Bank's Executive Committee, and Finance Committee. Mr. Eisenhart is serving or has served on the Bank's Loan Committee during the past year.


Directors To Continue In Office Until 1998

         BERTRAM F. ELSNER, age 60, is President and Chief Executive Officer of Elsner Engineering Works, Inc., which designs and manufactures automatic rewinding machines and specialty machinery. He has served as Director of the Bank since 1985 and of the Corporation since December 1985. Mr. Elsner is Chairman of the Bank's Audit and Compliance Committee, and a member of the Bank's Executive Committee, and the Building Committee. He is serving or has served on the Bank's Loan Committee during the past year.

         J. DANIEL FROCK, age 57, is co-owner and President of Frock Bros. Trucking, Inc., which provides 48-state truck service to manufacturers and shippers of industrial goods, food products and consumer wares.
Prior to joining Frock Bros. Trucking, Inc., Mr. Frock was employed by Hanover Wire Cloth Division of CCX, Inc., most recently as Vice President of Operations. He has served as a Director of the Bank since 1985 and of the Corporation since December 1985. Mr. Frock is a member of the Bank's Audit and Compliance Committee, Finance Committee, and the Strategic Planning Committee. He is serving or has served on the Bank's Loan Committee during the past year.

         JOHN S. HOLLINGER, JR., age 54, is a Real Estate Broker and owner of the Hollinger Group, Real Estate Co. He is active in real estate sales, rentals, management, appraisals and land subdivision and development. Mr. Hollinger has served as a Director of the Bank since
1978 and of the Corporation since August 1983. He is Chairman of the Bank's Building Committee, and a member of the Bank's Executive Committee and the Trust Committee. He is serving or has served on the Bank's Loan Committee during the past year.


Directors to Continue in Office Until 1999

         MICHAEL D. BROSS, age 43, is President of Berwick Enterprises, Inc. which is the operating company for The Bridges Golf Club. He is also owner of Stonewood Farms which operates turkey farms and raises cutting horses. Prior to the establishment of Stonewood Farms and Berwick Enterprises, Mr. Bross was employed by Round Hill Foods, Inc., most recently as President. He is the son of Director Thomas M. Bross, Jr. Mr. Bross has served as a Director of the Bank since 1987 and of the Corporation since May 1987. He is a member of the Bank's Trust Committee and Audit and Compliance Committee. He is serving or has served on the Bank's Loan Committee during the past year.


         THOMAS M. BROSS, JR., age 75, is the former President and Chairman of the Board of Round Hill Foods, Inc., New Oxford, Pennsylvania, a food processor. He is the father of Director Michael D. Bross. He is Vice Chairman of the Board of Directors of the Corporation and the Bank. Mr. Bross has served as a Director of the Bank since 1973 and of the Corporation since August 1983. He is a member of the Bank's Executive, Finance and Strategic Planning Committees. He is serving or has served on the Bank's Loan Committee during the past year.

         EARL F. NOEL, JR., age 51, is President of Yazoo Mills, Inc., a manufacturer of paper tubes and cores, located in New Oxford, Pennsylvania. Mr. Noel was named as a Director of the Bank and the Corporation in September 1995. He is a member of the Bank's Finance Committee, and Trust Committee.

        J. BRADLEY SCOVILL, age 37, is Director, President and Chief Executive Officer of the Corporation since January 1996 and of the Bank since December 1994. He is an ex officio member of all committees of the Bank's Board of Directors, with the exception of the Audit and Compliance Committee. Mr. Scovill previously served as the Treasurer of the Corporation and Chief Financial Officer of the Bank since 1991. Prior to joining the Corporation, Mr. Scovill was employed by L. R. Webber Associates, Hollidaysburg, Pennsylvania since 1981, most recently as Vice President of Community Banking Services.


Board of Directors and Committees

         The Corporation's Board met six times during 1996. The Board of Directors of the Bank met thirteen times during 1996. All incumbent directors attended at least 75 percent of the aggregate number of meetings held by the Board of Directors of the Corporation and the Bank, and its committees, during the time each such director was a member of the Board of the Corporation or the Bank or any committee thereof.

         The Board has not provided for separate Audit, Nominating and Compensation Committees. However, the normal functions of such committees are carried out by the Board as a whole. Any shareholder who desires to propose an individual for consideration by the Board as a nominee for Director should submit a written proposal to the Secretary of the Corporation in accordance with Pennsylvania Corporation Law of 1988, as amended.

         The Board of Directors of the Bank has standing Executive, Audit and Compliance, Trust, Finance, Strategic Planning and Building Committees. The Bank also has a standing Loan Committee which rotates all of its directors to serve for a period of at least three months each year. Terrence L. Hormel, Chairman of the Board, is an ex officio member of all Board committees for the Bank.

         The Audit and Compliance Committee of the Bank met four times during 1996 to review reports presented by the internal auditor and by the loan review and compliance officer. The Committee also reviews the annual audit performed by the external auditors. The Committee makes suggestions to management to improve internal control and to protect against improper security for all assets and records. This Committee is comprised of Directors B.F. Elsner, Chairman; M.D. Bross, J.D. Frock and V.P. Pisula, M.D.


Compensation of Directors

         Directors of the Bank, including the Chairman of the Board, who are not also employees are entitled to fees at the rate of $1,500 per quarter and $350 per regular Board Meeting and $150 for special Board Meetings and Committee Meetings.

         Terrence L. Hormel, as Chairman of the Board, receives an annual retainer of $14,400. He receives no fees for Committee Meetings. Mr. Hormel earned total fees of $24,750 during 1996. Aggregate fees paid to all directors in 1996 were $148,650.

         The Bank offers a Deferred Compensation Plan, and nine current or former directors participated in the program during 1996. Under this program, participating directors elected to forego receipt of director's fees for a period of five years in return for a defined benefit over a ten year period. In order to account for this benefit, the Bank is required to fund a liability which recognizes the Bank's future contractual obligation to the participants. The Bank is providing for cost recovery through the purchase of life insurance policies covering the participants on which it is the owner and beneficiary. The Bank has entered into Split Dollar Agreements with four current directors who had previously participated in the Deferred Compensation Plan. Under the Split Dollar Agreements, the Bank agrees to purchase a life insurance policy for the participant until age 65. This life insurance policy is then split to provide the participant with an undefined amount of compensation over a ten year period while the Bank maintains the policy in force to provide cost recovery. Since there is no contractual obligation to provide a defined future benefit, the Bank is not required to fund a liability on behalf of the participant. The 1996 costs associated with the deferred compensation program and Split Dollar Agreements were $68,720.

Compensation Committee Report

         The Board has primary and ultimate responsibility for the governance of the Corporation. The Board's fundamental task in discharging this responsibility, which includes serving as steward for the shareholders' investment and fiduciary for the customers' deposits, is to provide a capable staff of executive officers, including the Chief Executive Officer. The authority required to operate and manage the resources of the Corporation is delegated to these officers in order to achieve the stewardship and fiduciary goals established by the Board.

         Compensation of executive officers, including the Chief Executive Officer, is an essential aspect of the Board's governance responsibilities. The Executive Committee of the Board is responsible for implementing the Corporation's Executive Compensation Policy. This Policy is to provide and maintain a salary and benefit program that rewards executive officers, including the Chief Executive Officer, for service to the Corporation at a level sufficient to attract and retain the appropriate quality individual in each position.

         The compensation range for each position is determined through evaluation of internal and external equity, labor market conditions, specific responsibilities set forth in the position description and legal and regulatory requirements. Specific compensation for each officer, including the Chief Executive Officer, is based primarily on the performance of the incumbent, as measured in the annual performance review, with the goal of matching the officer's compensation to his/her "value added" to the Corporation.

         This "value added" has two components (1) the dollar value of adequately discharging the duties of the office as measured by the pay scale for the position, and (2) the extra value added by the incumbent's extraordinary effort and results. Thus, the compensation for executive officers, including the Chief Executive Officer, consists of base salary plus performance-based incentive payments in cash, stock, stock options and/or benefits. A total of 5,280 stock options were granted to Mr. Scovill, the Chief Executive Officer of the Corporation and the Bank, in 1996 based on the Board of Directors subjective assessment of the Corporation's and his performance.

         The Compensation Committee does not deem Section 162(m) of the Internal Revenue Code (the "IRC") to be applicable to the Corporation at this time. The Compensation Committee intends to monitor the future application of Section 162(m) of the IRC to the compensation paid to its executive officers and in the event that this section becomes applicable, it is the intent of the Compensation Committee to amend the Corporation's compensation plans to preserve the deductibility of the compensation payable under such plans.

         The following served as members of the Executive Committee:
Terrence L. Hormel, Chairman, Thomas M. Bross, Jr., S. Forry Eisenhart, Jr., Bertram F. Elsner, John S. Hollinger, Jr., and J. Bradley Scovill.



Compensation Committee Interlocks and Insider Participation

         Mr. J. Bradley Scovill, President and Chief Executive Officer of the Corporation and the Bank, is a member of the Executive Committee.
As a member of the Executive Committee, Mr. Scovill participated in discussions relating to compensation of executive officers of the Bank but he did not participate in discussions relating to his compensation.

Executive Compensation

SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                             LONG TERM COMPENSATION
                                                                                      AWARDS           PAYOUTS


                                                        OTHER
NAME AND                                                ANNUAL     RESTRICTED                           ALL OTHER
PRINCIPAL                                               COMPEN-       STOCK     OPTIONS/       LTIP      COMPEN-
POSITION               YEAR      SALARY($)  BONUS($)   SATION($)(1)  AWARDS($) SAR'S(#)(3)  PAYOUTS($)  SATION($)(2)
J. Bradley Scovill,    1996       127,180      ---        2,915         ---        4,800        ---         7,204
  President and        1995        20,000     12,000      6,865         ---        5,282        ---         3,375
  Chief Executive      1994        88,538      7,000        920         ---        5,100        ---         2,656
  Officer

(1) For 1996, $1,665 was the cost of country club membership dues and $1,250 was the cost of company provided automobile. For 1995, $4,688 was the cost of country club initiation fees; $1,665 was the cost of country club membership dues and $512 was the cost of company provided automobile. The figure for 1994 represents the cost of company provided automobile.

(2) Consists of Bank of Hanover's contribution to the Hanover Bancorp, Inc. 401(k) Plan.

(3) The number of options are adjusted for a 3-for-2 stock split on May 15, 1995.

Option Grants and Fiscal Year End Values

         The following table shows all grants in 1996 of stock options to the executive officer named in the Summary Compensation Table above. All grants were made under the Corporation's Omnibus Stock Plan.


OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                                Potential
                                                                                             Realizable Value at
                                                                                               Assumed Annual
                                                                                                Appreciation
                                           Individual Grants                                  for Option Term
        (a)              (b)               (c)          (d)               (e)                (f)            (g)
                                         % of
                     Number of           Total
                    Securities       Options/SARs
                    Underlying        Granted to                        Exercise
                    Option/SARs        Employees                         or Base
                      Granted           in Fiscal      Price           Expiration
        Name           (#)               Year          ($/Sh)             Date             5% ($)          10% ($)
J. Bradley Scovill,    480(1)           9.09%           18.75           01-01-06           4,776            1,939
President and Chief  4,800(2)          90.91%           18.50           12-31-06           54,646          140,324
Executive Officer


(1) Options were issued on January 1, 1996 under the Omnibus Stock Plan and will become exercisable on January 1, 1999 with no partial vesting prior to January 1, 1999. All options must be exercised within ten years of the grant date or they expire.

(2) Options were issued on December 31, 1996 under the Omnibus Stock Plan and will become exercisable on December 31, 1999 with no partial vesting prior to December 31, 1999. All options must be exercised within ten years of the grant date or they expire.

         The following table provides information concerning the option exercises during the last fiscal year and the number and value of the unexercised options to purchase the Corporation's Common Stock granted to the executive officer named in the Summary Compensation Table above.

                                                         Number of Securities                 Value of Unexercised
                                                        Underlying Unexercised                    In-the-Money
                                                      Options at Fiscal Year-End(#)      Options at Fiscal Year-End($)
                       Shares
                      Acquired          Value
        Name        on Exercise(#)    Realized($)   Exercisable        Unexercisable    Exercisable     Unexercisable(2)
J. Bradley Scovill       ---              ---              0              15,662(1)       $      0         $       0
President and Chief
Executive Officer

(1)      Options are unexercisable because they have not yet vested under the terms of the Corporation's
         Omnibus Stock Plan.

(2)      Based on the average of the bid and asked prices on December 31, 1996.

Shareholder Return Performance Graph

         In accordance with Rule 304(d) of Regulation S-T, the performance graph that is to appear in this electronic document (as required by Rule 402(1) of Regulation S-K) has been filed in paper format under the cover of Form SE. The required copies were sent for filing via overnight carrier on March 18, 1997.


Retirement Benefits

Pension Plan

         On January 19, 1996, the Board of Directors authorized an amendment to curtail the Bank's defined benefit pension plan. Under the curtailment, pension benefits were frozen as of March 31, 1996, as further explained below. On September 16, 1996, approximately two thirds of the plan's accumulated benefit obligation was settled via the purchase of annuity contracts. The remainder of the plan will be administered in frozen status until such time as management deems termination and final settlement appropriate.

         The plan provides a monthly benefit equal to 1% of the employee's average pay for each year of service (basic portion) plus 0.65% of his or her average pay in excess of the social security integration level for each year of service up to a maximum of 35 years (excess portion). These computations were performed as of the March 31, 1996 curtailment date and the individual vested pension benefits were frozen at that time. As such, average pay represents the employee's average pay during his or her five years of employment prior to the curtailment date. The social security integration level is defined in the Plan so as to be an estimate of the average social security maximum taxable wage base during the employee's working lifetime. The following table illustrates this benefit structure.

                      Final Average Pay                                        Annual Pension Upon Retirement
                      5 Years of Employment                                          at Age 65 (in 1996)
                      Prior to Curtailment                                     Years of Service Indicated

                                                          5 Years         15 Years        25 Years          35 Years
                $     20,000                        $      1,000     $      3,000    $      5,000      $      7,000
                      40,000                               2,404            7,211          12,019            16,826
                      60,000                               4,054           12,161          20,269            28,376
                      80,000                               5,704           17,111          28,519            39,926
                     100,000                               7,354           22,061          36,769            51,476
                     120,000                               9,004           27,011          45,019            63,026
                     140,000                              10,654           31,961          53,269            74,576
                     160,000                              11,479           34,436          57,394            80,351

         In general, benefits which were vested as of the curtailment date are payable upon a participant's retirement, disability or death.

         While in frozen status, the funding policy of the Bank will be to make contributions as necessary to meet the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974. Individual costs to fund accumulated pension benefits are calculated on an estimated basis since the Employee Pension Plan's funding method uses aggregate amounts, which are averaged over all funded participants.

         The covered compensation of Mr. J. Bradley Scovill, President and Chief Executive Officer of the Corporation and the Bank is $93,263, which represents his average salary over the four years of his employment with the Corporation and the Bank prior to the curtailment date. Mr. Scovill had four years of credited service under the plan as of the curtailment date.

401(k) Plan

         Effective January 1, 1985, Bank of Hanover made available to eligible employees a 401(k) Plan (the "Plan") designed to give employees a source of financial security and an investment opportunity. The Plan is intended to comply with the requirements of Section 401(k) of the Internal Revenue Code and is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is administered by the Bank's Trust Department which also acts as the Trustee of the Plan.

         All employees of the Corporation and its subsidiary who have completed at least one year of employment as defined in the Plan and are 21 years of age are eligible to participate in the Plan. In each pay period a participant may elect to defer up to 15 percent of base salary/wages and to have that amount contributed to the Plan by the Bank on the participant's behalf, up to the maximum allowable contribution as established by the Internal Revenue Service. In addition, contributions made on behalf of "highly compensated" employees may be further restricted as provided for in the Internal Revenue Code. The total amount of a participant's contributions for a given month is allocated to the Plan according to its terms. Except as may be restricted by the Code, a matching contribution is made by the Bank equal to 50 percent of the participant's contributions for such month, up to 4 percent of the participant's base salary/wages. Beginning in 1996, the Plan was amended to provide for discretionary contributions by the Bank to all eligible employees. All funds are held in trust and are invested by the Trustee in accordance with the participant's directions within the scope of alternative investments available under the Plan. All elective, matching and discretionary contributions are 100 percent vested upon placement into the Plan.

         Personal after-tax voluntary contributions made prior to January 1, 1988, may be withdrawn at any time upon the required notice. Participants may no longer make personal after-tax contributions to the Plan. Amounts contributed to the Plan on the participant's behalf, as set forth in the preceding paragraph, may be withdrawn only in the event of financial hardship; however, any such withdrawal may not include any earnings on pre-tax contributions credited to the participant's account after December 31, 1988. Upon termination of employment or upon attaining the age of 59 1/2, a participant's entire interest in the Plan becomes payable. A participant may receive a lump sum distribution or may, in certain circumstances, elect to defer or receive installment payments.

         Employer matching contributions and a discretionary contribution made to all employees of the Corporation and the Bank during 1996 totalled $177,474.

Severance Agreement

         On March 22, 1995, the Corporation, the Bank and J. Bradley Scovill, President and Chief Executive Officer of the Corporation and the Bank, entered into a severance agreement which is triggered upon a change of control of the Corporation and the Bank (the "Agreement"). The Agreement provides that in the event that within one year following a change of control of the Corporation and/or the Bank (as defined in the Agreement), Mr. Scovill is discharged other than for cause (as defined in the Agreement), or Mr. Scovill resigns from the successor to the Corporation and/or the Bank for good reason (as defined in the Agreement), he will receive monthly an amount equal to one-twelfth of his base annual salary that is being paid to him on January 1st of the year in which the change of control shall occur for a period of 18 months from his discharge (for reasons other than cause) or resignation (for good reason). This 18 month period is the severance benefit period. In addition, Mr. Scovill will receive during the severance benefit period medical, health, accident and disability insurance and a survivor's income benefit in form, substance and amount which is in each case substantially equivalent to that provided to him before the commencement of the severance benefit period.

         Under the terms of the Agreement, Mr. Scovill will be required to mitigate the amount of any payment or benefit provided him as described above by seeking employment or otherwise in a substantially similar position and the successor to the Corporation and the Bank will be entitled to setoff against the amount of any payment or benefit provided to Mr. Scovill pursuant to the Agreement by any amounts earned by Mr. Scovill in other employment during the severance benefit period.



Officers of the Corporation

                                                                                                                  Number Shares
     Employee                                                                                 Employee             Beneficially
       Name                  Age               Position                       Since            Since                   Owned
Terrence L. Hormel           48          Chairman of the Board                1990             1981                    16,415

Thomas M. Bross, Jr.         75          Vice Chairman                        1983             1973                   120,522

J. Bradley Scovill           37          President and                        1995             1991                     5,698
                                         Chief Executive Officer

Thomas J. Paholsky           35          Treasurer                            1996             1996                        70

Gerald M.Warner              62          Secretary/Assistant Treasurer        1991             1961                     2,047


Principal Officers of the Bank


                                                                                                                  Number Shares
                                                                                             Employee              Beneficially
       Name                  Age               Position                       Since            Since                   Owned

Terrence L. Hormel           48          Chairman of the Board                1991             1981                    16,415

Thomas M. Bross, Jr.         75          Vice Chairman                        1983             1973                   120,522

J. Bradley Scovill           37          President and Chief                  1994             1991                     5,698
                                         Executive Officer

Chad M. Clabaugh             35          Executive Vice President             1991             1981                       274
                                         Sales Group

William J. Callaghan         37          Senior Vice President                1997             1997                       ---
                                         Operations

Jeffrey K. Dice              48          Senior Vice President                1986             1982                       ---
                                         Credit Services

Jacquelyn A. Lebow           39          Senior Vice President                1993             1993                       108
                                         Director of Marketing

Thomas J. Paholsky           35          Senior Vice President                1996             1996                        70
                                         Chief Financial Officer

James A. Smiley              44          Senior Vice President                1997             1997                       ---
                                         Trust/Investment Services

Gerald M.Warner               62         Vice President
                                         Comptroller                          1984             1961                     2,047
                                         Cashier/Secretary                    1991

Carol M.Wuenschel            43          Senior Vice President                1994             1994                       204
                                         Director of Human Resources

Certain Transactions

         It is not within the policies or practices of the Corporation or of the Bank to provide personal benefits to principal officers or directors (except as a measure of reasonable compensation for services). There are no "fringe benefits" paid or payable to any such person that are not available generally to all other salaried employees. To facilitate the performance of his duties, the President and CEO of the Bank has been furnished with a company automobile and membership to a local country club. This officer pays all charges attributed to his personal use thereof.

         The Corporation and the Bank have had, and expect to have in the future, transactions in the ordinary course of business with many of its directors and officers and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others. These transactions do not involve more than the normal risk of collection, nor do they present other unfavorable features.

         The largest aggregate amount of indebtedness outstanding at any time during fiscal year 1996 to officers and directors of the Corporation and the Bank was $3,259,598. The aggregate amount of indebtedness outstanding as of the latest practicable date, January 31, 1997, to the above described group was $2,816,428 or approximately 8.92 percent of the total equity capital of the Corporation.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent (10%) of the registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such Forms received by it, or written representation from reporting persons that no Forms 5 were required for those persons, the Corporation believes that during the period January 1, 1996 through December 31, 1996, its officers and directors were in compliance with all filing requirements applicable to them.


Legal Proceedings

         The nature of the Corporation's and the Bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. However, in the opinion of management of the Corporation and the Bank, there are no proceedings pending to which the Corporation and/or the Bank are a party or to which its property is subject which, if determined adversely to the Corporation and the Bank, would be material in relation to the Corporation's and the Bank's undivided profits or financial condition, nor are there any proceedings pending other than ordinary routine litigation incidental to the business of the Corporation and the Bank. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation and the Bank by government authorities or others.


1998 Shareholders Proposals

         Proposals of security holders intended to be presented at the 1998 Annual Meeting must be received by the Chairman of the Board, 33 Carlisle Street, Hanover, Pennsylvania 17331, by November 30, 1997, for inclusion in the Corporation's Proxy Statement and Proxy form related to the Meeting.

Annual Report

         A copy of the Corporation's Annual Report is enclosed with this Proxy Statement.

Other Matters

         The Board knows of no other matters to be presented for consideration at the Annual Meeting other than those described in the accompanying Notice of Annual Meeting of Shareholders. If any other matters shall properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote on such matters in accordance with their best judgment.


Independent Certified Public Accountants

         Ernst & Young LLP, Certified Public Accountants of Harrisburg, Pennsylvania has been retained as the Corporation's principal accountants for the year ending December 31, 1997.

         A representative of Ernst & Young LLP will be present at the Annual Shareholders Meeting and will be available to respond to appropriate questions.


ADDITIONAL INFORMATION

         UPON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION'S ANNUAL REPORT AND FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES ATTACHED THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 AS AMENDED, MAY BE OBTAINED, WITHOUT CHARGE, FROM GERALD M. WARNER, SECRETARY, HANOVER BANCORP, INC., 33 CARLISLE STREET, HANOVER, PENNSYLVANIA 17331.

ANNUAL DISCLOSURE STATEMENT

Notice of availability

Financial information about the Bank is available to our customers, shareholders and the general public on request.

In accordance with Federal regulations to facilitate more informed decision-making by depositors and the general public, we will provide an ANNUAL DISCLOSURE STATEMENT containing financial information for the last two years. This information will be updated year as of March 31.

TO OBTAIN A COPY

To obtain a copy of the ANNUAL DISCLOSURE STATEMENT, please contact:

Gerald M. Warner
Secretary
HANOVER BANCORP, INC
33 Carlisle Street
Hanover, Pennsylvania  17331
(717) 637-2201

HANOVER BANCORP, INC.
PROXY

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 1997
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Hanover Bancorp, Inc., Hanover, Pennsylvania, hereby constitutes and appoints Dorothy Crabbs and John Stawski and each or any of them, Proxies of the undersigned, with full power of substitution, to vote all the shares of Hanover Bancorp, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Hanover Country Club, Lincolnway East, R.D. 1, Abbottstown, Pennsylvania 17301, on Tuesday, April 22, 1997, at 9:30 a.m., prevailing time, and at any adjournment or postponement thereof.


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH
OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY
ADJOURNMENT OR POSTPONEMENT THEREOF.
(see other side)

HANOVER BANCORP, INC.
PROXY

1. Election of Directors: Terrence L. Hormel, Vincent P. Pisula, M.D., Charles W. Test, S. Forry Eisenhart to serve for a three (3) year term.

____ FOR all nominees listed above (except as marked to the contrary below)

____ WITHHOLD AUTHORITY to vote for all nomoniees listed above

(Instructions: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

______________________________________________________________________

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE.






Dated:____________________________, 1997

___________________________________(Seal)

___________________________________(Seal)
Signature(s)


Number of Shares Held of Record on February 28, 1997: _________

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER AND RETURNED PROMPTLY TO THE CORPORATION IN THE ENCLOSED ENVELOPE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE.
IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. IF STOCK IS HELD JOINTLY, EACH OWNER SHOULD SIGN.
(see other side)